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                                                                       EXHIBIT 7

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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
ASSETS                                                        In Thousands
Cash and balances due from depository
 institutions:
 Noninterest-bearing balances and currency and coin ......    $ 3,735,469
 Interest-bearing balances ...............................      3,791,026
Securities:
 Held-to-maturity securities .............................      1,140,688
 Available-for-sale securities ...........................     15,232,384
Federal funds sold in domestic offices ...................      1,286,657
Securities purchased under agreements to resell ..........      1,035,718
Loans and lease financing receivables:
 Loans and leases held for sale ..........................        869,285
 Loans and leases, net of unearned
   income ................................................     34,695,130
 LESS: Allowance for loan and
   lease losses ..........................................        645,382
 Loans and leases, net of unearned
   income and allowance ..................................     34,049,748
Trading Assets ...........................................      9,044,881
Premises and fixed assets (including capitalized
   leases) ...............................................        823,722
Other real estate owned ..................................            778
Investments in unconsolidated subsidiaries and
   associated companies ..................................        226,274
Customers' liability to this bank on acceptances
   outstanding ...........................................        249,803
Intangible assets
   Goodwill ..............................................      1,852,232
   Other intangible assets ...............................         54,714
Other assets .............................................      4,961,572
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Total assets ..............................................   $78,354,951
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LIABILITIES
Deposits:
 In domestic offices ......................................   $32,962,289
 Noninterest-bearing ......................................    12,792,415
 Interest-bearing .........................................    20,169,874
 In foreign offices, Edge and Agreement subsidiaries,
  and IBFs ................................................    24,148,516
 Noninterest-bearing ......................................       445,725
 Interest-bearing .........................................    23,702,791
Federal funds purchased in domestic offices ...............       959,287
Securities sold under agreements to repurchase ............       491,806
Trading liabilities .......................................     2,916,377
Other borrowed money:
 (includes mortgage indebtedness and obligations under
 capitalized leases) ......................................     1,691,634
Bank's liability on acceptances executed and outstanding ..       251,701
Subordinated notes and debentures .........................     2,090,000
Other liabilities .........................................     5,815,688
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Total liabilities .........................................   $71,327,298
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Minority interest in consolidated subsidiaries ............       500,019

EQUITY CAPITAL
Perpetual preferred stock and related
 surplus ..................................................             0
Common stock ..............................................     1,135,284
Surplus ...................................................     1,056,724
Retained earnings .........................................     4,218,003
Accumulated other comprehensive income ....................      (117,623)
Other equity capital components ...........................             0
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Total equity capital ......................................     6,527,634
                                                              ------------
Total liabilities minority interest and equity
 capital ..................................................   $78,354,951
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      I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

      We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi          ]
Gerald L. Hassell        ]                   Directors
Alan R. Griffith         ]